                      DATED                           1995
                      ------------------------------------



                      (1)  YORK 1995 LIMITED

                      (2)  YORK LIMITED

                      (3)  YORK TECHNOLOGY LIMITED

                      (4)  IFR SYSTEMS, INC.





                          _____________________________
                          Counterpart/
                                    AGREEMENT
                       supplemental to an agreement dated
                          21 June 1995 for the purchase
                               of the business of
                             York Technology Limited
                        (now known as York 1995 Limited)
                          _____________________________

THIS AGREEMENT is made on                                   1995

BETWEEN:

(1) YORK 1995 LIMITED (formerly known as York Technology Limited) a company incorporated in England with registered number 1721892 whose registered office is at York House, School Lane, Chandlers Ford, Hampshire S053 4DG, United Kingdom ("the Seller");

(2) YORK LIMITED a company incorporated in England with registered number 1388871 whose registered office is at York House aforesaid ("York");

(3) YORK TECHNOLOGY LIMITED (formerly known as Cornibi Limited) a company incorporated in England with registered number 3038149 whose registered office is at York House aforesaid ("the Buyer");

(4) IFR SYSTEMS, INC. a company incorporated in Delaware whose principal place of business is at 10200 West York Street, Wichita, Kansas 67215-8999, United States of America ("IFR")

WHEREAS:-

(A) By an agreement dated 21 June 1995 ("the Agreement") the Seller agrees to sell the Assets and the Business to the Buyer for US $4,321,093 (subject to the adjustments referred to in the Agreement) of which US $1,449,093 was paid by the Buyer in cash on completion of the sale on 21 June 1995 (subject to a retention of US $150,000) and the balance of the purchase consideration was satisfied by the issue by the Buyer to the Seller of a Loan Note of US $1,000,000 and a further Loan Note of US $1,872,000, both of which Loan Notes are due for repayment on 31 December 1996.

(B) The parties to the Agreement have agreed to any the amount and manner of payment of the purchase consideration on the terms set out below

NOW IT IS HEREBY AGREED as follow:-

1. Words and expressions defined in the Agreement shall bear the same meaning in this Agreement.

2. In consideration of the Buyer paying to the Seller on the signing of this Agreement the sum of US $750,000 (receipt of which the Seller acknowledges), the parties agree that the purchase consideration for the Assets set out in Clause
3.1 of the Agreement shall be reduced by US $250,000 to US $4,071,093 (subject to adjustment in accordance with Clauses 3.3 and 4 of the Agreement).

3.   The Agreement shall be amended as follows:-

3.1 The second line of Clause 3.1 of the Agreement shall be amended by deleting the words "Four million four hundred and seventeen thousand and ninety three" (which the parties acknowledge should have stated "Four million three hundred and twenty one thousand and ninety three") and by substituting the words "Four million and seventy one thousand and ninety three" in their place;

3.2 The table in Clause 3.1 of the Agreement shall be amended by substituting for the proportion of the purchase consideration attributed to Know-How the figure of US $2,501,549 and by substituting for the total purchase consideration shown at the bottom of the table the sum of US $4,071,093;

3.3 Clause 3.2 of the Agreement shall be amended by deleting sub-paragraph (b) and substituting the following in its place:-

      "(b) The payment of US $750,000 in cash on 30 June 1995."; and

3.4 All references in the Agreement to the Loan Note and to the Deed of Guarantee in the form of the drafts set out in Part I and Part III, respectively, of the Second Schedule to the Agreement shall be deemed to be deleted.

4.   The Seller surrenders:-

4.1 to the Buyer for cancellation the Loan Note of US $1,000,000 issued by the Buyer in the form of the draft set out in Part I of the Second Schedule to the Agreement; and

4.2 to IFR the Deed of Guarantee granted by IFR on 21 June 1995 in the form set out in Part III of the Second Schedule to the Agreement.

(receipt of which the Buyer and IFR, respectively, acknowledge) and the Seller irrevocably releases the Buyer and IFR from all their obligations and liabilities under the said Loan Note and Deed of Guarantee, respectively.

5.   All other terms of the Agreement shall continue in full force and effect.

6. This Agreement shall be governed by and construed in accordance with the laws of England and the parties irrevocably submit to the exclusive jurisdiction of the English courts.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.


SIGNED by ALFRED H HUNT   )
for and on behalf of      )          /s/ Alfred H Hunt
YORK TECHNOLOGY LIMITED   )
in the presence of:-      )

/s/ J A Bloomer

SIGNED BY ALFRED H HUNT   )
for and on behalf of      )          /s/ Alfred H Hunt
IFR SYSTEMS, INC.         )
in the presence of:-      )

/s/ J A Bloomer